191576.002


                    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exch ange Act of 1934

                     [Amendment No. ______]


Filed by Registrant  X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X    Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to  240.14a-11(c) or
      240.14a-12


     The Quizno's Corporation
        (Name of Registrant as Specified in Its Charter)

     The Quizno's Corporation
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

X     No fee required.
      Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:


          2)   Aggregate number of securities to which
          transaction applies:


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11. Set forth amount on which filing fee is calculated and state how it was determined.


          4)   Proposed maximum aggregate value of transaction:


          5)   Total fee paid:



      Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

          2)  Form Schedule or Registration Statement No.:

          3)  Filing Party:

          4)  Date Filed:



                    THE QUIZNO'S CORPORATION
               1099 Eighteenth Street, Suite 2850
                    Denver, Colorado  80202

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          June 6, 1997

To the Stockholders of
The Quizno's Corporation:

           The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of The Quizno's Corporation, a Colorado corporation (the "Company"), will be held on Friday, June 6, 1997, at 10:00 a.m. (local time), in the Remington 2 Room of the Embassy Suites Hotel - Downtown, 1881 Curtis Street, Denver, Colorado 80202, for the following purposes:

           1) to elect directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

          2)   to ratify amendments to the Company's Non-Employee
Directors and Advisors Stock Option Plan, including an increase from 90,000 to 140,000 in the number of shares of the Company's
Common Stock reserved for issuance under such Plan;

           3) to ratify the selection by the Board of Directors of Ehrhardt Keefe Steiner & Hottman, P.C. as independent auditors of the Company for the 1997 fiscal year; and

           4)    to  transact such other business as may properly
come  before  the  Annual  Meeting,  or  any  adjournment(s)   or
postponement(s) thereof.

           The Board of Directors has fixed the close of business on Friday, April 18, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available, upon written demand, for inspection during normal business hours by any stockholder of the Company prior to the Annual Meeting, for a proper purpose, at the Company's offices located at the address set forth above. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments or postponements thereof.

           A copy of the Company's Annual Report for the fiscal year ended December 31, 1996, a Proxy Statement and a proxy card accompany this notice. These materials are first being sent to stockholders on or about May 1, 1997.

          Stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy card.

                                    By  Order  of  the  Board  of Directors,

                                   RICHARD F. SCHADEN
                                   Secretary
Denver, Colorado
April 29, 1997


                    THE QUIZNO'S CORPORATION
               1099 Eighteenth Street, Suite 2850
                    Denver, Colorado  80202

                        PROXY STATEMENT

                 Annual Meeting of Stockholders
                   To Be Held on June 6, 1997


           This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of The Quizno's Corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at its 1997 Annual Meeting of Stockholders to be held on Friday, June 6, 1996, at 10:00 a.m. (local time), in the Remington 2 Room of the Embassy Suites Hotel - Downtown, 1881 Curtis Street, Denver, Colorado 80202, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). This Proxy Statement, the accompanying proxy card and the Company's Annual Report (the "Annual Report") for the fiscal year ended December 31, 1996, are first being mailed to stockholders on or about May 1, 1997. The Annual Report is not to be considered a part of the Company's proxy solicitation materials.

                   PURPOSE OF ANNUAL MEETING

           At  the Annual Meeting, stockholders will be asked  to
(i) elect five directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) ratify amendments to the Company's Non-Employee Directors and Advisors Stock Option Plan, including an increase from 90,000 to 140,000 in the number of shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), reserved for issuance under such Plan; (iii) ratify the selection by the Board of Ehrhardt Keefe Steiner & Hottman, P.C. as the Company's auditors for the year ending December 31, 1997 ("Fiscal 1997"); and (iv) transact such other business as may properly come before the Annual Meeting. For election of directors, those candidates receiving the most votes shall be elected, if a quorum exists. Action on item (ii) above will be approved by shareholders if a majority of votes present, or represented and entitled to vote at the meeting vote in favor of the action, and a quorum exists. Action on other matters will be approved by the shareholders if the number of votes cast for the action exceeds the number of votes cast against the action, and a quorum exists. The Board recommends a vote "FOR" (a) the election of the five nominees for director of the Company listed below, (b) the ratification of the proposed amendments to the Company's Non-Employee Directors and Advisors Stock Option Plan, and (c) the ratification of Ehrhardt Keefe Steiner & Hottman, P.C. as the Company's auditors for Fiscal 1997.

                    QUORUM AND VOTING RIGHTS

           The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only stockholders of record at the close of business on Friday, April 18, 1996 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 2,865,746 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

           All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of (i.e., "FOR") (i) the election of the nominees for director of the Company listed below, (ii) the ratification of the proposed amendments to the Company's Non-Employee Directors and Advisors Stock Option Plan, and (iii) the ratification of Ehrhardt Keefe Steiner & Hottman, P.C. as the Company's auditors for Fiscal 1997. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of a vote on matters identified in clauses (i) and
(iii) above, although both will count towards the presence of a quorum. On the matter identified in clause (ii) above, abstentions will be treated as "no" votes and broker non-votes will again be disregarded. Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date.

          The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication, by telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.
                     PRINCIPAL STOCKHOLDERS

           The following table sets forth certain information regarding beneficial ownership of the Company's equity securities as of April 18, 1996, (a) by each person known to the Company to own beneficially more than 5% of the such securities, (b) each of the Company's directors and (c) by all officers and directors of the Company named herein as a group.



                          Common Stock   Percent     Preferred Preferred Stock
                                                                   Percentage
Name and Address of Owner   Owned (1)   Ownership   Stock Owned     Ownership
Richard E. Schaden(2)         776,878     27.1%         73,000           50%
1099 Eighteenth St.,
Suite 2850
Denver, CO  80202

Richard F. Schaden(2)         776,667     27.1%         73,000           50%
1099 Eighteenth St.,
Suite 2850
Denver, CO  80202

Retail & Restaurant           372,847     11.5%           N.A.           N.A.
Growth
Capital, L.P.(2)
10000 N. Central
Expressway
Suite 1060
Dallas, TX  75231

Brownell M. Bailey           14,000(3)     0.5%           N.A.            N.A.
5380 Ridge Trail
Littleton, CO  80123

J. Eric Lawrence               4,003(3)    0.1%            N.A.            N.A.
10000 N. Central
Expressway
Suite 1060
Dallas, TX  75231

Frederick H. Schaden          14,000(3)    0.5%            N.A.            N.A.
123 North Wacker
Drive, 24th Floor
Chicago, IL   60606

All Named Officers          1,617,088     55.2%         146,000           100%
and Directors
 as a Group (9
persons)

________________________

(1) The persons named in the table have sole voting power with respect to all shares of Common Stock shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the Record Date upon the exercise of options. The record ownership of each beneficial owner is determined by assuming that options that are held by such person and that are exercisable within sixty (60) days from the Record Date have been exercised. The total outstanding shares used to calculate each beneficial owner's percentage includes such option shares.
(2) Richard E. Schaden and Richard F. Schaden hold all of their Common Stock and Preferred Stock of the Company in a voting trust pursuant to which they are joint voting trustees (excluding 211 shares allocated to Richard E. Schaden under the Company's 401(K) Plan). However, each of them, individually, has been given a proxy by the voting trust to vote 50% of the shares owned by the voting trust. The remaining duration of the voting trust agreement is 7 years, subject to extension. Retail & Restaurant Growth Capital, L.P. loaned the Company $2,000,000 on December 31, 1996, a portion of which is convertible into 372,847 shares of Common Stock at a conversion price of $3.10, subject to adjustment in certain circumstances. The voting trust has pledged 90% of the shares of Common Stock and Preferred
     Stock owned by it to Retail & Restaurant Growth Capital, L.P., subject to the Schadens continuing to exercise voting control so long as there is no default under the loan documents. So long as there is no default, the number of shares pledged will ratably decrease over four years. See "Certain Transactions."
(3) Messrs. Frederick Schaden, Lawrence and Bailey, each own options to purchase the shares of the Company's Common Stock indicated, which are currently exercisable.


                     ELECTION OF DIRECTORS

Nominees

           The  Board  currently consists of  five  (5)  members:
Richard E. Schaden, Richard F. Schaden, Frederick H. Schaden, Brownell M. Bailey and J. Eric Lawrence. Mr. Richard E. Schaden and Mr. Richard F. Schaden have been on the Company's Board of Directors since 1991. Messrs. Bailey and Frederick Schaden were elected to the Board in December 1993, just before the Company's initial public offering. Mr. Lawrence was elected to the Board in 1997. Richard E. Schaden is the son of Richard F. Schaden. Frederick H. Schaden is the brother of Richard F. Schaden. The Board proposes that the five current directors, listed below as nominees, be re-elected as directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each nominee has consented to serve if elected to the Board. In the event that any nominee is unable to serve as a director at the time of the Annual Meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted "FOR" such substitute nominee as shall be designated by the Board to fill the vacancy.

           The  names  of the nominees, their ages at the  Record
Date and certain other information about them are set forth below:

    Nominee         Age     Position(s) with          Director
                            Company                   Since
Richard E.          33      President, Chief               1991
Schaden                     Executive Officer and
                            Director

Richard F.          58      Vice President,                1991
Schaden                     Secretary and
                            Director

Frederick H.        50      Director                       1993
Schaden
J. Eric Lawrence    29      Director                       1997

Brownell E.         42      Director                       1993
Bailey

           Mr. Richard E. Schaden has been President and a Director of the Company since its inception on January 7, 1991. Mr. Schaden had been a principal and the chief operating officer of Schaden & Schaden, Inc., a company that owned and operated Quizno's franchised restaurants from 1987 to 1994 when it was sold to the Company. Mr. Schaden graduated Magna Cum Laude from the University of Colorado with a degree in Business Management and Finance. See "Certain Transactions."

           Mr. Richard F. Schaden has been a Vice President, Secretary and a Director of the Company since its inception on January 7, 1991. Mr. Schaden had been a principal of Schaden & Schaden, Inc., a company that owned and operated Quizno's franchised restaurants from 1987 to 1994 when it was sold to the Company. Mr. Schaden is the founding partner of the law firm of Schaden, Katzman & Lampert with offices in Bloomfield Hills, Michigan and Broomfield, Colorado. Mr. Schaden graduated from the University of Detroit with a Bachelor of Science in Aeronautical Engineering, received his Juris Doctorate from the University of Detroit Law School and is an internationally known, well-published attorney, specializing in aviation law. Prior to entering the legal profession, Mr. Schaden was an aeronautical engineer for Boeing Aircraft and Continental Aviation and Engineering. Mr. Schaden has been on the board of numerous private companies. See "Certain Transactions."

           Mr. Brownell M. Bailey is a self-employed real-estate development consultant, land planner and design engineer. He has been self-employed for over five years. Prior employment included the management of field operations and contract services for the acquisition, development and construction of resort properties, including residential, mixed use, and commercial projects. Mr. Bailey has a B.A. degree from Union College and a B.S. degree in Urban Planning and Engineering from Worcester Polytechnic Institute.

          Mr. Frederick H. Schaden is an Executive Vice President of the Automotive Consulting Group of Aon Consulting, Inc. Aon Consulting, Inc. is a subsidiary of Aon Corporation, a publicly held company with annual revenues of nearly $4 billion. He has been employed by Aon for over 20 years and has served as a senior officer of its affiliates since 1981. Mr. Schaden earned a B.S. in Business Administration from Xavier University in Cincinnati,
Ohio.   See "Certain Transactions."

           Mr. J. Eric Lawrence has been the General Partner of Retail & Restaurant Growth Capital, L.P. ("RRGC"), a $60 million investment fund focused on providing growth and expansion capital to small businesses in the retail and restaurant industries, since December 1995. RRGC is a Small Business Investment Company, federally licensed by the Small Business Administration. RRGC loaned $2,000,000 to the Company in 1996, and Mr. Lawrence serves on the Board pursuant to a contractual arrangement between the Company and RRGC. Mr. Lawrence has been extensively involved in the analysis of the financial, operational and managerial aspects of retail and restaurant companies throughout his career. Prior to RRGC, he served as Vice President of Strategic Retail Ventures, Inc., a boutique financial consulting and private investment firm focusing on the needs of specialty retail and restaurant companies from March 1993 to December 1995. Prior to SRV, Mr. Lawrence was a Senior Consultant with Arthur Andersen, in Dallas, Texas. Mr. Lawrence is a licensed C.P.A., and is a graduate of Southern Methodist University with a B.B.A. in Accounting and Minor in Economics, which included study abroad at Oxford University, Oxford, England.

Board Committees and Meetings

          Messrs. Frederick Schaden and Bailey are members of the Compensation Committee of the Board of Directors. Messrs. Richard E. Schaden and Bailey are members of the Audit Committee of the Board of Directors. There is no nominating committee of the Board of Directors.

          The Board held a total of four (4) regular meetings and two (2) special meeting during Fiscal 1996. One special meeting of directors was held by execution of a unanimous consent.

           During Fiscal 1996, the Audit Committee held one (1) meeting. The Audit Committee is primarily responsible for reviewing recommendations made by the Company's independent auditors and evaluating the Company's adoption/implementation of such recommendations.

           During Fiscal 1996, the Compensation Committee held three (3) regular meetings and one (1) special meeting. The special meeting was held by execution of a unanimous consent. The Compensation Committee is responsible for initiating, evaluating and recommending to the Board matters relating to employee compensation and the Company's employee benefit plans.

           During Fiscal 1996, all directors attended over 75% of the aggregate number of regular and special meetings of the Board and of their respective committees.

Director Compensation

           Directors who are not officers or employees of the Company are paid $500 per day for each Board and Committee meeting they attend and they are reimbursed for their reasonable expenses of attending such meetings. In addition, such directors receive an annual grant of options to purchase 4,000 shares of Company Common Stock, which immediately vest. See "Increase of Shares for Issuance Under and Amendment of Non-Employee Directors and Advisors Stock Option Plan."

           During Fiscal 1996, the Company paid Messrs. Bailey, Patrick E. Meyers and Frederick Schaden ("Outside Directors") $2,500, $2,500 and $2,000, respectively, as compensation for their attendance at Board and Committee meetings. During Fiscal 1996, the Outside Directors each received a grant of options to purchase 4,000 shares of Company Common Stock that immediately vested.

Advisory Board

           The Board of Directors have appointed three members to an Advisory Board of persons with substantial experience in areas of importance to the franchise restaurant industry and public companies. The Advisory Board members attend Board meetings and provide Directors with the benefit of their expertise. They do not vote on matters before the Board. They are compensated in the same manner as Directors who are not officers or employees of the Company are compensated. The three current members of the Advisory Board are Mr. Lewis G. Rudnick, Mr. Bruce H. Gulbas and Mr. Lyle B. Stewart. Their backgrounds are as follows:

           Lewis G. Rudnick is an internationally recognized authority on franchising and distribution law and has practiced in this area for 32 years. He is counsel to the International Franchise Association, was a member of the Governing Committee of the American Bar Association Forum on Franchising from 1977-1984 and served as Forum Chairman from 1981-1983. He is an editor of the Journal of International Franchising and Distribution Law and the Franchise Legal Digest, has authored and edited numerous articles and books on franchising law and is a frequent speaker on the topic of franchising and distribution law. He has testified before Congress and other legislative bodies on the subject of franchising.

           Bruce H. Gulbas has been the President and owner of National Restaurant Supply Co. since 1976. He is a graduate of the University of Texas where he obtained his BBA degree in marketing. He currently serves on the Boards of Directors of Food Service Dealers Association ("FEDA") and Allied Buying Corporation (a national food service equipment buying group). He is also a member of Young Presidents Organization (YPO).

           Lyle B. Stewart is an experienced securities attorney who has represented public companies for over 25 years. He has written articles for legal periodicals and spoken on securities law matters. He was appointed by the Governor of Colorado to the Colorado Securities Board in 1995 and currently serves as its Chairman. He has represented the Company as legal counsel since the Company's initial public offering.

                       EXECUTIVE OFFICERS

           The following table sets forth (i) the names of the executive officers, (ii) their ages at the Record Date and (iii) the capacities in which they serve the Company:


Name             Age     Positions with the Company

Richard E.        33    President, Chief Executive Officer and
Schaden                 Director
John F. Fitchett  35    Executive Vice President - Franchise
                        Support Services
Richard F.        58    Vice President, Secretary and Director
Schaden
Patrick E. Meyers 37    Vice President and General Counsel
John L. Gallivan  50    Chief Financial Officer, Treasurer and
                        Assistant Secretary

           See  "Election of Directors - Nominees"  above  for  a
description  of  the  backgrounds  of  Richard  E.  Schaden   and
Richard F. Schaden.

           John F. Fitchett joined the Company as Executive Vice President in 1996. Prior to joining the Company, he served as an Area Director for Quizno's from December 1995 to April 1996.
From December 1990 to June 1995, he was President of Colonial Pizza, Inc., a Domino's Pizza franchisee in Williamsburg,
Virginia. Prior to that he held several positions in the Domino's Pizza, Inc. organization, from 1985 to 1990, including Regional Director, overseeing corporate owed stores and Franchise Operations Director, acting as a liaison with franchisees. He graduated from Elon College in North Carolina with a BA degree.

            Patrick E. Meyers joined the Company in 1997. He had been an associate with the Denver law firm of Moye, Giles, O'Keefe, Vermeire & Gorrell since September 1991, and was selected as a partner of that firm in 1996. Before that he served as a judicial law clerk to a Justice of the Colorado Supreme Court from July 1990 to September 1991. Mr. Meyers received his J.D. degree from the University of California, Hastings College of Law and his B.A. degree from the University of Colorado - Denver. Mr. Meyers served as a director of the Company from 1993 to 1997, when he resigned to become a full-time employee of the Company.

           John L. Gallivan joined the Company as Chief Financial Officer in 1994. He was later elected Treasurer and Assistant Secretary. Prior to his joining the Company, he was a director and Executive Vice President of Grease Monkey Holding Corporation of Denver, a franchisor, owner, and operator of over 200 ten minute oil change and fluid maintenance centers in the U.S. and
Mexico from 1979 through April 1994. He is a member of the Colorado Society and the American Institute of CPAs. He graduated from the University of Colorado at Boulder with a bachelors degree in accounting.

Executive Compensation

          Richard E. Schaden is the only executive officer of the Company to receive in excess of $100,000 in base salary and bonus in Fiscal 1996. However, Scott K. Adams, Senior Vice President of Development, a non-executive officer of the Company also exceeded $100,000 in base salary and bonus in Fiscal 1996.

            Summary  Compensation  Table.   The  following  table
provides certain summary information for fiscal 1996, fiscal 1995 and fiscal 1994, concerning compensation awarded or paid to, or earned by, such officers:

                                                            Long-Term and Other
                      Annual Compensation                        Compensation
                                                            Option   401(k) Plan
Name and Position   Year    Salary    Bonus    Other (1)   Shares(2)   Shares(3)

Richard E. Schaden, 12/31/94 $ 87,721 $  0    $ 4,493         0            0
 President and Chief12/31/95 $108,500 $52,212 $ 9,506         0            0
 Executive Officer  12/31/96 $108,500 $  0    $11,039         0          211

Scott K. Adams      12/31/94 $ 93,704 $16,447 $ 0           8,321          0
 Senior Vice Pres.  12/31/95 $ 66,168 $25,490 $ 0           6,899          0
 for Development    12/31/96 $ 62,936 $64,747 $ 0           9,773         10

_________________
(1)  The   Company  provides  Mr.  Schaden  with  an   automobile
     allowance for both business and personal use and pays certain insurance premiums on his behalf.

(2) The Company, as an incentive for its eligible employees to endeavor to enhance the Company's performance and assure its future success, grants options to purchase shares of its Common Stock to successful employees from time to time under its Employee Stock Option Plan. All options indicated in this table have been granted under such Plan.

(3) The Company has provided its employees with a 401(K) Employee's Savings Plan, pursuant to which the Company contributes to each eligible employee's account an amount equal to 50% of such employee's annual contribution, up to 6% of such employee's total annual compensation. The Company has issued shares of its Common Stock for 50% of its annual contribution to each account under its 401(K) Plan.

           Stock Option Awards. Richard E. Schaden has not been granted any options or other rights to acquire Common stock, except for the shares of convertible preferred stock beneficially owned by him. See "Certain Transactions."

           Scott K. Adams, as of December 31, 1996, held options to acquire 24,993 shares of Common Stock, 9,773 of which relate to options granted during 1996. Options granted under the Plan generally expire ten years after the grant, or three months after employment is terminated. The exercise prices of Mr. Adams'
options range from $3.00 to $5.00 per share of Common Stock. During 1996, Mr. Adams received 18% of all options granted to employees during such year. Mr. Adams has not exercised any of the options granted to him under the Plan. As of December 31, 1996, Mr. Adams had exercisable options covering 4,707 shares of Common Stock and unexercisable options covering 20,286 shares of
Common  Stock.   As  of December 31, 1996, the  aggregate  dollar
value  of  Mr.  Adams' in-the-money, unexercised but  exercisable
options   was   $0   and   his  in-the-money,   unexercised   and
unexercisable options was approximately $677. Values for "in-the-money" options represent the positive difference, if any, between $3.125 per share, the reported last sale price on the NASDAQ Small-Cap Market on December 31, 1996, and the exercise price of outstanding options. Outstanding options are unexercisable if they have not yet vested.

           Employment Contracts. Richard E. Schaden has entered into an Employment Agreement with the Company that terminates on December 31, 2003. His contract provides that he will serve as President and Chief Executive Officer of the Company.
Mr. Schaden will devote his full time to the Company. His current base salary is set at $108,500 per year under the contract,  which  may be adjusted from time  to  time  by  mutual agreement between Mr. Schaden and the Board of Directors. The contract provides an annual bonus equal to 10% of any positive increase in earnings before interest, taxes, depreciation and amortization for such full calendar year over the level of such amount for the prior full calendar year. Such percentage was reduced to 7% for the 1995 bonus reported above. See "Certain Transactions." Mr. Schaden will receive a monthly automobile allowance of up to $620.00 plus up to $150.00 for insurance coverage. He will also receive a per diem travel allowance of $30.00 per day while travelling on Company business. The contract provides that the Company will pay one-half of Mr. Schaden's medical insurance coverage and one-half of the cost of disability insurance. The Company will pay for $1,000,000 of term life insurance for Mr. Schaden, payable to his designated beneficiary. The Company may terminate the Employment Agreement for cause upon ninety days notice. Mr. Schaden may terminate the Employment Agreement upon ninety days notice.

           Richard F. Schaden has entered into an Employment Agreement with the Company that terminates on December 31, 1998. His contract provides that he will serve as Vice President and Secretary of the Company. Mr. Schaden will not devote his full time to the Company, but he will devote such time to the Company as the Company requests. His current base salary is set at $83,500 per year under the contract, which may be adjusted from time to time by mutual agreement between Mr. Schaden and the Board of Directors. Mr. Schaden may take on special projects for the Company at the direction of the Board of Directors and receive additional compensation for such projects. The contract provides an annual bonus equal to 6% of any positive increase in earnings before interest, taxes, depreciation and amortization for such full calendar year over the level of such amount for the prior full calendar year. See "Certain Transactions." The Company may terminate the Employment Agreement for cause upon ninety days notice. Mr. Schaden may terminate the Employment Agreement upon ninety days notice.

           Scott K. Adams does not have a written employment contract with the Company. He is compensated based upon the number of area directorships and franchises that are sold by the Company. His current arrangement with the Company provides that his compensation is a commission equal to 10% of area director fees received by the Company from March 8, 1997 through June 30, 1997, and 12% of such fees from July 1, 1997 through December 31, 1997. In addition, Mr. Adams will receive a commission equal to the lesser of $5,000 or 25% of the initial franchise fee received by the Company for franchises sold by him in territories in which there is no area director.

                      CERTAIN TRANSACTIONS

           On December 31, 1996, Retail & Restaurant Growth Capital, L.P. ("RRGC") made a $2,000,000 loan to the Company, a portion of which is convertible into shares of the Company's
Common Stock. See "Principal Stockholders." The loan is repayable over five years, with interest only at 12.75% per annum due for eighteen months and principal and interest due over the remaining 42 months. If the loan is repaid before conversion, RRGC will receive warrants to purchase the Company's Common Stock, which may be exercisable until December 31, 2004.

          Effective October 1, 1994, a wholly-owned subsidiary of the Company acquired by merger all of the assets and obligations of Schaden & Schaden, Inc., a Colorado corporation ("SSI"), owned by Richard E. Schaden and Richard F. Schaden. The assets of SSI included five wholly-owned Quizno's Classic Subs restaurants located in and near Denver, a majority interest in a sixth Quizno's Classic Subs restaurant located near Denver, and interests in two Area Directors for the Company owning three Quizno's Classic Subs restaurants in the Chicago area and two Quizno's Classic Subs restaurants in Michigan as well as other assets. The consideration paid by the Company to the Schadens, as selling shareholders, was $1,139,000, of which $263,000 was paid in cash and $876,000 was paid in the Company's preferred stock. The preferred stock is non-voting, bears a 6.5% cumulative dividend, and may be converted after November 1, 1997 into 146,000 shares of the Company's Common Stock. The Company may call the preferred stock upon 60 days notice after November 1, 1997. During 1995 and 1996 each preferred shareholder received dividends of $28,470, annually.

           Through the Company's acquisition of SSI, the Company acquired three notes payable to Richard E. Schaden and Richard F. Schaden, individually. At December 31, 1995 and December 31, 1996 the aggregate principal amount of such notes was $39,152 and $0, respectively. During 1996, the Company paid these notes in full.

          Richard E. Schaden and Richard F. Schaden each owned an interest in a franchisee of a single Quizno's Classic Subs restaurant that was sold to an unaffiliated party during 1995. Royalties and other amounts paid by such franchisee in 1995 were $10,276 and $3,500. Richard F. Schaden and Frederick H. Schaden each own an interest in one of the Company's Area Directors which owned three franchised restaurants during 1995. The Company also owns approximately 12% of such entity, and the Company loaned such entity $31,959 in 1994 to purchase certain equipment. Such loan bears interest at 12.5% per annum and will mature on October 1, 1999. Royalties and other amounts paid by the Area Director to the Company in 1995 were $40,324 and $13,350 before the Area Director disposed of all its restaurants. In 1995, the Company paid the Area Director $7,500 and $30,355 as commissions on the sale of new franchises and royalties, respectively, and in 1996, $7,309 and $8,500 in such amounts. In early 1996, such Area Director requested that the Company extend the payment terms relating to amounts owed to the Company by the Area Director. As a result of such request, the Company agreed to defer payment of $63,547. The Area Director has issued to the Company a promissory note in such amount payable over 6 years with an interest rate of 12% per annum. At December 31, 1996, $57,691 was owed to the Company on this promissory note. During 1996, interest payments on such note were $3,130.

           In 1995, the Company sold the Area Director rights for the Detroit, Michigan area to a company wholly-owned by Richard
F. Schaden. The fee to the Company was $150,000, which is consistent with fees received for the sale of Area Directorships to unaffiliated parties, and was paid in cash. During 1996, the Company paid the Area Director $4,618 and $22,771 in sale commissions and royalties, respectively.

           Thomas Schaden, a brother of Richard F. Schaden and Frederick H. Schaden, is in the insurance brokerage business and has acted as a broker for the Company's insurance policies, including the directors and officers policies that the Company has purchased.

  INCREASE OF SHARES RESERVED FOR ISSUANCE UNDER AND AMENDMENT
   OF NON-EMPLOYEE DIRECTORS AND ADVISORS STOCK OPTION PLAN

           The Company adopted the Non-Employee Directors and Advisors Stock Option Plan (the "Directors/Advisors Plan") in 1993. The purposes of the Directors/Advisors Plan are to enable the Company to attract, retain, and to provide incentives to non-employee directors and advisors who will serve and advise the Company regarding the establishment and satisfaction of long-term strategic objectives.

          The Company has currently reserved 90,000 shares of its Common Stock for issuance upon the exercise of options granted or available for grant to non-employee directors and advisory board members under the Directors/Advisors Plan. As of April 18, 1997, such shares had an aggregate market value of $337,500. As of April 18, 1997, options to purchase 78,000 shares had been granted under this Plan. Messrs. Bailey, Meyers, Frederick Schaden, Rudnick and Gulbas have each received grants of options under this Plan to purchase 14,000 shares, and Messrs. Lawrence and Stewart have each received options to purchase 4,000 shares. The exercise prices of granted options range from $3.43 to $5.75. On February 6, 1997, the Board approved an amendment to the Plan to increase the number of shares reserved from 90,000 to 140,000. The Board recommends to the Shareholders that they ratify the increase in the number of shares currently reserved for issuance under the Directors/Advisors Plan.

           The Directors/Advisors Plan provides that any person who becomes a non-employee director of the Company or a member of the Advisory Board may receive options to purchase 4,000 shares of Company Common Stock at their fair market value on the date such person becomes a non-employee director or advisor. Prior to the Board meeting on February 6, 1997, the Plan provided that 4,000 shares be issued to non-employee directors and advisors upon each anniversary of the date they became a director or advisor, so long as such persons remain directors or advisors, subject to the overall limit of the number of shares issuable under the Directors/Advisors Plan. In order to simplify recordkeeping, on that date the Board amended the Plan to provide that additional options would be issued to each non-employee director and advisor on January 1 of each year subsequent to becoming a director or advisor, so long as such person remains a non-employee director or advisor of the Company. The Board recommends to the Shareholders that they ratify this amendment.

           Such options are immediately exercisable and expire on the sooner of (i) ten years from the date of grant, or (ii) three years from the termination of service as a director or Advisor. The Compensation Committee waived the three-year provision for Mr. Meyers when he resigned from the Board of Directors to become a full-time employee of the Company. Upon exercise, shares will be issued upon payment of the exercise price in cash, by delivery of shares of Company Common Stock, a combination of these two methods or by delivery of options granted under the Directors/Advisors Plan. Options which expire, or are canceled or terminated without having been exercised, may, in the discretion of the Board, be re-granted to other non-employee directors or members of the Advisory Board under the Directors/Advisors Plan. There are currently three directors and three advisors covered by the Directors/Advisors Plan. Each will receive grants as described above on each future January 1 as long as such person remains a director or advisor.

           The Directors/Advisors Plan is administered by the Compensation Committee of the Board of Directors. However, the Committee has no authority to set terms or conditions of options and the Directors/Advisors Plan is a formula plan as described in Rule 16b-3 issued under the Securities and Exchange Act of 1934. The Board, without further adoption of the stockholders of the Company, except as may be required by the Code, may at any time suspend or terminate the Directors/Advisors Plan in whole or in part, or amend the Directors/Advisors Plan in such respects as the Board may deem appropriate in the best interests of the Company.

           Options issued under the Directors/Advisors Plan are NQOs. NQOs are not taxed upon grant. The optionee is taxed, as ordinary income, on the exercise of such option to the extent that fair market value on the date of exercise exceeds the exercise price. The optionee's basis for determining capital gain or capital loss upon the sale of the shares is the higher of their fair market value on the date of exercise and the exercise price. The Company is entitled to a deduction equal to the ordinary income realized by the optionee upon the exercise of NQOs.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           The Board has appointed Ehrhardt Keefe Steiner & Hottman, P.C., independent certified public accountants, as auditors to examine the financial statements of the Company for Fiscal 1997 and to perform other appropriate accounting services and is requesting ratification of such appointment by the stockholders. Ehrhardt Keefe Steiner & Hottman, P.C. has served as the Company's auditors since October 1993.

           A  representative of Ehrhardt Keefe Steiner & Hottman,
P.C. is expected to attend the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

       COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers (including a person performing a policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon such reports, the Company believes that during 1996 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act, except for Robert B.
Whitmore, a former Vice President who inadvertently failed to file a Form 3 in a timely manner.

                     STOCKHOLDER PROPOSALS

            Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, they must be received by the Company not later than December 31, 1997. Such proposals should be addressed to the Company at 1099 18th Street, Suite 2850, Denver, CO 80202, Attn: Patrick E. Meyers, General Counsel.

                         OTHER MATTERS

           Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Annual Meeting other than business pertaining to matters set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.


                           THE QUIZNO'S CORPORATION
                      1099 Eighteenth Street, Suite 2850
                           Denver, Colorado  80202

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 6, 1997

   The undersigned hereby appoints each of Richard E. Schaden and Patrick E. Meyers, individually, as proxy and attorney-in-fact for the undersigned with full power of substitution to vote on behalf of the undersigned at the Company's 1997 Annual Meeting of Stockholders to be held on June 6, 1997, and at any adjournment(s) or postponement(s) thereof, all shares of the Common Stock $.001 par value, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.   ELECTION  OF  DIRECTORS  .  . . . . . . . . .  .  .  FOR  all  nominees
     WITHHOLD AUTHORITY
                             (except as indicated below)               to  vote
for all nominees
Nominees: Richard E. Schaden, Richard F. Schaden, Frederick H. Schaden, J. Er ic Lawrence and Brownell M. Bailey.
To withhold authority to vote for any individual nominee, write that individua l's name in the space below:






2. Ratify the amendments to the Company's Non-Employee Directors and Advisors Stock Option Plan:
                     FOR      AGAINST      ABSTAIN

3. Ratify the selection by the Board of Directors of Ehrhardt Keefe Steiner & Hottman as independent auditors of the Company for the 1997 fiscal year.
                     FOR      AGAINST      ABSTAIN

                                   Please sign exactly as name appears at left:

                                        Dated:


                                        Signature


                                        Signature (if held jointly)

                                                                           When
                                        shares are held by joint tenants,  both
                                        should sign.  When signing as attorney,
                                        executor,  administrator,  trustee   or
                                        guardian,  please give  full  title  as
                                        such.  If a corporation, please sign in
                                        the  corporate  name  by  president  or
                                        other   authorized   officer.    If   a
                                        partnership, please sign in partnership
                                        name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED E NVELOPE.